BOOKS-A-MILLION, INC.
EXECUTIVES DEFERRED COMPENSATION PLAN
Effective as of September 1, 2005

     The Books-A-Million, Inc. Executives Deferred Compensation Plan (as it may be amended from time to time, the Plan) has been adopted by Books-A-Million, Inc., a corporation organized under the laws of the state of Delaware (the Company), effective as of September 1, 2005 (the Effective Date), for the benefit of certain of its employees.

     The Plan is a nonqualified deferred compensation plan pursuant to which the Company (as hereinafter defined) and its affiliates may defer compensation on behalf of certain employees. The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE I.
DEFINITIONS

     Section 1.1 Account shall mean the bookkeeping account created by the Company pursuant to Article III of this Plan in accordance with an election by an Executive to receive deferred cash compensation under Article II hereof.

     Section 1.2 Annual Bonus shall mean any annual cash bonus or compensation, other than base salary, payable to an Executive pursuant to the Companys annual bonus program, as adopted from time to time, including, without limitation, annual cash bonuses made pursuant to the Books-A-Million, Inc. 2005 Incentive Award Plan.

     Section 1.3 Base Salary shall mean an Executives base salary as in effect from time to time.

     Section 1.4 Board shall mean the Board of Directors of the Company.

     Section 1.5 Change in Control shall mean any change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 409A(a)(2)(A)(v) of the Code or any other Change in Control Event as defined in accordance with Department of Treasury guidance promulgated pursuant to Section 409A, including without limitation Notice 2005-1 and such other interpretive guidance as may be issued after the Effective Date.

     Section 1.6 Code shall mean the Internal Revenue Code of 1986, as amended.

     Section 1.7 Committee shall mean the Compensation Committee of the Board.

     Section 1.8 Common Stock shall mean the common stock of the Company, par value $0.01 per share.

     Section 1.9 Company shall have the meaning set forth in the recitals hereto.

     Section  1.10  Deferral  Election  Form shall have the meaning set forth in
Section 2.3.

     Section 1.11 Deferred Cash Account shall mean the Account created by the Company pursuant to Article III of this Plan in accordance with an election by an Executive to treat a portion of Deferred Compensation as invested in an interest bearing account pursuant to Article II hereof.

     Section  1.12  Deferred  Compensation  shall have the  meaning set forth in
Section 3.1.

     Section 1.13 Deferred Stock Unit shall mean the right of an Executive to receive one share of Common Stock upon a distribution of his Account in accordance with Article IV.

     Section 1.14 Deferred Stock Unit Account shall mean the Account created by the Company pursuant to Article III of this Plan in accordance with an election by an Executive to treat a portion of Deferred Compensation as invested in Common Stock pursuant to Article II hereof.

     Section 1.15 An Executive shall be Disabled if such Executive (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether an Executive is Disabled, and shall make such determination consistent with Section 409A.

     Section  1.16  Dividend  Equivalent  shall  have the  meaning  set forth in
Section 3.2(b).

     Section 1.17 Effective Date shall have the meaning set forth in the recitals hereto.

     Section 1.18 Employer shall mean the Company and any of its subsidiaries that are selected by the Board to participate in the Plan.

     Section 1.19 Executive shall mean a person who is an employee of any Employer and who is a member of a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.20 Fair Market Value means, as of any given date, (a) if Common Stock is traded on an exchange, the closing price of a share of Common Stock as reported in the Wall Street Journal for the first trading date immediately prior to such date during which a sale occurred; or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system,
(i) the last sales price (if Common Stock is then listed as a National Market Issue under the NASD National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not publicly traded, the fair market value established by the Board acting in good faith.

     Section 1.21 Fund shall have the meaning set forth in Section 3.4.

     Section 1.22 Interest shall mean simple interest credited to an Executives Deferred Cash Account as of each Interest Credit Date. The rate of Interest shall be equal to the interest rate on 10-year United States Treasury Notes as of the applicable Interest Credit Date

     Section 1.23 Interest Credit Date shall mean the date next following the end of each calendar year which is determined by the Board and as of which Interest is credited to each Executives Account.

     Section 1.24 Plan shall have the meaning set forth in the recitals hereto.

     Section 1.25 Plan Year shall mean calendar year.

     Section 1.26 Performance-Based Compensation shall mean performance-based compensation payable to the Executive based on services performed over a period of at least twelve months, determined in accordance with Section 409A.

     Section 1.27 Section 409A shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation Notice 2005-1 and any regulations or other interpretive guidance as may be issued after the Effective Date.

     Section 1.28 Separation from Service of an Executive means his or her separation from service, with respect to the Employers, within the meaning of
Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether an Executive has had a Separation from Service, and the date of such Separation from Service.

     Section 1.29 An Executive shall be a Specified Employee if such Executive is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company and the Company has any stock that is publicly traded on an established securities market or otherwise, as determined in accordance with Section 409A (including without limitation Section 409A(a)(2)(B)(i) of the Code).

     Section 1.30 Unforeseeable Emergency shall mean a severe financial hardship to the Executive resulting from an illness or accident of the Executive, the Executives spouse, or a dependent (as defined in Section 152(a) of the Code) of the Executive, loss of the Executives property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether an Executive has experienced an Unforeseeable Emergency, and shall make such determination consistent with Section 409A.

ARTICLE II.

ELECTION TO DEFER

     Section 2.1 Initial Elections. An Executive may elect, on or before December 31 of any Plan Year, to defer payment of up to 50% of the Executives Base Salary and all or a specified part of any Annual Bonus earned during the Plan Year following such election (and, to the extent set forth in Section 2.2, in any succeeding Plan Years until the Executive ceases to be a Executive); provided, however, that with respect to Plan Year 2005 an Executive may elect, within thirty (30) days after the Effective Date, to defer up to 50% of the Executives Base Salary and all or a specified part of any Annual Bonus payable with respect to services rendered after the date of the Executives initial election. Any person who shall become an Executive during any Plan Year, and who was not an Executive of the Company on the preceding December 31, may elect, no later than thirty (30) days after the Executive becomes eligible to participate in the Plan, to defer payment of up to 50% of the Executives

     Base Salary and all or a specified part of any Annual Bonus payable with respect to services rendered during the remainder of such Plan Year (and, to the extent set forth in Section 2.2, for any succeeding Plan Years until the Executive ceases to be an Executive). Any Base Salary or Annual Bonuses deferred pursuant to this Paragraph shall be paid to the Executive at the time(s) and in the manner specified in Article IV hereof, as designated by the Executive.

     Section 2.2 Subsequent Elections. With respect to Plan Years following Plan Year 2005, if an Executive fails to submit a Deferral Election Form by December 31 of the Plan Year immediately prior to such Plan Year, the amount of the deferral election for such Plan Year shall be zero; provided, however, that, to the extent permitted by Section 409A, a Deferral Election Form may provide that that the election shall continue from Plan Year to Plan Year unless the Executive terminates it by written request delivered to the Companys Secretary prior to the commencement of the Plan Year for which the termination is first effective.

     Section 2.3 Deferral Election Form. The election to participate in the Plan, manner of payment and investment election shall be designated by submitting a deferral election form in substantially the form attached hereto as Exhibit A (as it may be revised from time to time, the Deferral Election Form) to the Companys Secretary.

     Section 2.4 Limitations on Re-Deferrals. In the event that a Deferral Election Form permits, under a subsequent election by the Executive to delay a distribution, or to change the form of distribution, such subsequent election shall satisfy the requirements of Section 409A (including without limitation
Section 409A(a)(4)(C) of the Code), and:

     (a) Such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made;

     (b) In the case such subsequent election relates to a distribution or payment not described in Section 4.1(b), (c) or (f), the first payment with respect to such election may be deferred for a period of not less than five (5) years from the date such distribution or payment otherwise would have been made; and

     (c) In the case such subsequent election relates to a distribution or payment described in Section 4.1(d), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 4.1(d).

     Section 2.5 Performance-Based Compensation. Notwithstanding any provision of the Plan to the contrary, the Committee may, in its sole discretion, determine that an Executive may elect to irrevocably defer all or a portion of any Performance Based Compensation such Executive may be entitled to receive, provided that such election is made no later than six months before the end of the performance period relating to such Performance-Based Compensation.

ARTICLE III.

DEFERRED COMPENSATION ACCOUNTS

     Section 3.1 Bookkeeping Accounts. The Company shall maintain separate bookkeeping accounts for the Base Salary and Annual Bonuses deferred by each Executive (the Deferred Compensation).

     Section 3.2 Deferred Stock Unit Account.

     (a) As of the date that any Deferred Compensation would otherwise have been payable to an Executive, the Company shall credit such Executives Deferred Stock Unit Account with that number of Deferred Stock Units equal to the ratio of (i) the aggregate value of the designated portion of Deferred Compensation the Executive elects to be deemed invested in Common Stock, to (ii) the Fair Market Value per share of Common Stock as of such date.

     (b) As of the date the Company pays any dividend (whether in cash or in kind) on shares of Common Stock, each Executives Deferred Stock Unit Account shall be credited with that number of Deferred Stock Units (the Dividend Equivalents) equal to the ratio of (i) the aggregate value of the dividend that would have been payable on the Deferred Stock Units held by the Executive immediately prior to such payment date had the shares of Common Stock represented by such Deferred Stock Units been outstanding as of such payment date to (ii) the Fair Market Value per share of Common Stock as of such date.

     Section 3.3 Deferred Cash Account

     (a) As of the date that any Deferred Compensation would otherwise have been payable to an Executive, the Company shall credit the Executives Deferred Cash Account with the aggregate value of the designated portion of Deferred Compensation that the Executive elects to be deemed to be invested in such Deferred Cash Account.

     (b) As of each Interest Credit Date, the balance of each Executives Deferred Cash Account shall be credited with Interest.

     Section 3.4 Transfer Between Accounts. An Executive may elect to have amounts transferred between his or her Deferred Cash Account and Deferred Stock Unit Account as of any Interest Credit Date using such forms as the Board may designate from time to time. Such transfer shall be made using the Fair Market Value of a share of Common Stock on such transfer date to determine the amount to be credited and debited from the applicable Accounts.

     Section 3.5 Unsecured General Creditor; Fund. Deferred Compensation and any deemed earnings with respect thereto shall be held in the general assets of the Company and no separate fund or trust shall be created or moneys set aside on account of the Account. To the extent that any person acquires a right to receive distributions from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Committee, in its discretion, may elect to establish a fund (the Fund) containing assets equal to the amounts credited to Executives Accounts, and may elect in its discretion to designate a trustee to hold the Fund in trust; provided, however, that such Fund shall remain a general asset of the Company subject to the rights of creditors of the Company in the event of the Companys bankruptcy or insolvency as defined in any such trust.

ARTICLE IV.

PAYMENT OF DEFERRED COMPENSATION

     Section 4.1 Distributions. Subject to Sections 4.1(a)-(f) and 4.2, amounts contained in an Executives Account shall be distributed as the Executives election (made pursuant to Section 2.3) shall provide. Notwithstanding the foregoing, all amounts contained in an Executives account shall be distributed in accordance with the requirements of Section 409A (including without limitation Section 409A(a)(2) of the Code), and shall not be distributed earlier than:

     (a) The date of the Executives Separation from Service;

     (b) The date the Executive becomes Disabled;

     (c) The date of the Executives death;

     (d) A specified time (or pursuant to a fixed schedule) specified under the Deferral Election Form at the date of the deferral compensation;

     (e) To the extent provided by the Secretary of the Treasury, a Change in Control; or

     (f) The occurrence of an Unforeseeable Emergency with respect to the Executive. The requirement of this Section 4.1(f) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the Unforeseeable Emergency do not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Executives assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

     Section 4.2 Specified Employee. If at the time any distributions would otherwise be made to an Executive pursuant to Section 4.1(a) the Executive is a Specified Employee, the requirement of paragraph 4.1(a) shall be met only if the distributions may not be made before the date which is six months after the Executives Separation from Service (or, if earlier, the date of the Executives death).

     Section 4.3 Form of Distribution. All distributions from the Plan shall be made as follows: (a) amounts deferred in the Deferred Stock Unit Accounts shall be distributed in the form of whole shares of Common Stock with fractional shares paid in cash; and (b) amounts deferred in the Deferred Cash Accounts shall be distributed in cash.

     Section 4.4 Payment of Interest. At the time of each installment payment or lump sum payment made pursuant to Section 4.1, Interest which has been deemed to have accrued since the previous Interest Credit Date shall be paid with respect to each applicable Executives Deferred Cash Account. The amount of such payments shall be calculated using the methodology set forth in Section 3.3.

     Section 4.5 No Acceleration. The time or schedule of any distribution of any shares of Common Stock shall not be accelerated, except as otherwise permitted under Section 409A (including without limitation Section 409A(a)(3) of the Code).

     Section 4.6 Beneficiary Designation. Each Executive shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. Except as may otherwise be provided in any Deferral Election Form, in the event of the Executives death, the balance of the amounts contained in the Executives Account shall be paid, in accordance with Section 4.1, to the Executives or former Executives beneficiary (or if no beneficiary has been designated, to his estate) in full on the first day of the Plan Year following the Plan Year in which he or she dies. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Executive and filed with the Companys Secretary.

ARTICLE V.

ADMINISTRATION; AMENDMENT

     Section 5.1 Administration. The Plan shall be administered by the Committee. The Committee may delegate certain administrative authority to a subcommittee of the Committee or to one or more employees of the Company, but shall retain the ultimate responsibility for the interpretation of, and amendments to, the Plan. Members of the Committee shall not be liable for any of their actions or determinations made in good faith with respect to the administration of the Plan. Except to the extent superseded by the laws of the United States, the laws of the State of Delaware, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan. All expenses related to plan administration shall be paid by the Company. All decisions made by the Committee with respect to issues hereunder shall be final and binding on all parties.

     Section 5.2 Change in Capitalization of the Company. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, the Committee may, in its sole discretion, make such equitable adjustments, if any, with respect to the Executives Accounts (including, without limitation, adjusting the number of Deferred Stock Units credited thereto and/or the kind of securities represented thereby), as the Committee may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan and to reflect such changes.

     Section 5.3 Nonassignability. Except to the extent required by law, the right of any Executive or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Executive or beneficiary, and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

     Section 5.4 Amendment. The Plan may be amended, suspended or terminated in whole or in part from time to time by the Committee except that, except as set forth in Section 5.5, no amendment, suspension, or termination shall apply to the payment to any Executive or beneficiary of a deceased Executive of any amounts previously credited to a Executives Account.

     Section 5.5 Section 409A. The Plan and Deferral Election Form shall be interpreted in accordance with, and shall comply in form and operation with,
Section 409A. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and the applicable Deferral Election Form or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the deferral from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the deferral, or (b) comply with the requirements of Section 409A (including without limitation any related Department of Treasury guidance).

                                   * * * * *

     I hereby certify that the Plan was adopted by the Board of Directors of Books-A-Million, Inc. on August 16, 2005, effective as of September 1, 2005.

                                    ___________________________________

                                    Sandra B. Cochran
                                    President and CEO

Books-A-Million, Inc.
Executives Deferred Compensation Plan
DEFERRAL ELECTION FORM

     SEND COMPLETED FORM TO: Richard S. Wallington; Chief Financial Officer of Books-A-Million, Inc.; 402 Industrial Lane, P.O. Box 19768, Birmingham, Alabama 35219; Fax: (205) 945-1772.

         Initial Enrollment (complete Sections 1, 2, 3 & 4)

         Change Beneficiary (complete Sections 3 & 4)

________________________________________________________________________________
________________________________________________________________________________
Social Security Number          Last Name              First Name            MI
________________________________________________________________________________
Mailing Address            City      State       Zip Code      Daytime Telephone
________________________________________________________________________________

     Section 409A: I understand that notwithstanding any other provision of the Books-A-Million, Inc. Executives Deferred Compensation Plan (as it may be amended from time to time, the Plan) or this Deferral Election Form, the Plan and this Deferral Election Form shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, Section 409A). I further understand that the Committee (as defined in the Plan) may, in its discretion, adopt such amendments to the Plan and this Deferral Election Form or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A. Finally, I understand that the time or schedule of distributions that I elect pursuant to
Section 2,  below,  may not be  accelerated  except as  otherwise  permitted  by
Section 409A.


________________________________________________________________________________

SECTION 1 - DEFERRAL ELECTION

     Pursuant to the Plan, I hereby elect to defer receipt of all or a portion of the Base Salary and Annual Bonus (as defined in the Plan) that would otherwise become payable to me after _____________, 2005 with respect to the 2005 calendar year in accordance with the percentages indicated below (whole number percentages only):

A.      2005 Annual Bonus

     _______% of the Annual Bonus that would otherwise be payable to me pursuant to the Companys annual bonus program, as adopted from time to time, (the 2005 Annual Bonus) shall be credited to my Deferred Stock Unit Account (as defined in the Plan);

     _______% of my 2005 Annual Bonus shall be credited to my Deferred Cash Account (as defined in the Plan);

     _______% of my 2005 Annual Bonus shall not be deferred, but shall be paid to me directly as it becomes payable.

B.      Base Salary

     _______% of my Base Salary that would otherwise be payable to me pursuant to the Companys general payroll practices shall be credited to my Deferred Stock Unit Account;

     _______% of my Base Salary shall be credited to my Deferred Cash Account;

     _______% of the Base Salary shall not be deferred, but shall be paid to me directly as it becomes payable (must be at least 50%).

     I understand that this election will remain in effect only with respect to the deferral of my Base Salary and Annual Bonus earned during calendar year 2005. I further understand that Base Salary and Annual Bonus deferrals will be credited to my Account under the Plan and that my rights to my Account are unfunded and unsecured and are no greater than the rights of an unsecured general creditor of the Company.

________________________________________________________________________________

SECTION 2  ACCOUNT DISTRIBUTION

A.      Commencement of Distribution

     Except as otherwise set forth in Section 2C, below, I elect to commence receiving distributions from my Account in accordance with the following election (check one): As of the first day of the first calendar quarter following the calendar quarter in which I resign or otherwise experience a Separation from Service (as defined in the Plan); or As of the earlier of (1) January 1 of the __________ (insert number) calendar year after the deferral is made (not less than 3 nor more than 10) or (2) as of the first day of the first calendar quarter following the calendar quarter in which I resign or otherwise experience a Separation from Service.

B.      Form of Distribution

     Except as otherwise set forth in Section 2C, below, I elect to receive distributions from my Account in accordance with the following election (check one): In one lump sum; or In _______ (insert number) equal annual installments (not less than 2 nor more than 10). I understand that the first distribution from my Account shall be payable as of the date I selected in Section 3A, above, and that if I elect annual installment payments I will receive an installment as of each January 1 immediately following the first distribution until my Account has been distributed in full. Notwithstanding the foregoing, I understand that if I am determined by the Administrator to be a Specified Employee (as defined in the Plan) at the time any distribution would otherwise be made pursuant to this Section 2, then no such distribution or payment shall be made or commence until six months after my Separation from Service.

C.      Change in Control

     Notwithstanding any other provision of this Deferral Election Form to the contrary, to the extent permitted by the Secretary of the Treasury pursuant to
Section 409A, I elect to have my Account automatically and fully distributed to me, in one lump sum immediately following the occurrence of a Change in Control (as defined in the Plan).

________________________________________________________________________________

SECTION 3 - BENEFICIARY DESIGNATION

     If you die before you receive full payment of your Account, the amount remaining in your Account will be paid in a lump sum to your Beneficiary designated in this Section 3:

________________________________________________________________________________
Social Security Number          Last Name        First Name                  MI
________________________________________________________________________________
Mailing Address            City         State     Zip Code             Telephone
________________________________________________________________________________

SECTION 4 - AUTHORIZATION

     I agree that my successors in interest and my assigns and all persons claiming under me shall, to the extent consistent with applicable law, be bound by the statements contained herein and by the provisions of the Plan as they now exist and as they may be amended from time to time. I have read and understand this form and hereby authorize the Administrator to take all actions indicated on this form.

_______________________________________________________________________________
Executives Signature                                             Date
_______________________________________________________________________________
This section for Company use only.
Date approved:_________________________  By:__________________________